As filed with the Securities and Exchange Commission on February 12, 1999.
                           Registration No. 333-44229
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                               AMENDMENT NO. 5 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933





                            TOPS APPLIANCE CITY, INC.
             (exact name of registrant as specified in its charter)

                  New Jersey                                  5731                                        22-3174554
        (State or other jurisdiction of             (Primary Standard Industrial                         (I.R.S. Employer
        incorporation or organization)               Classification Code Number)                         Identification No.)


                               45 Brunswick Avenue
                            Edison, New Jersey 08818
                                 (732) 248-2850
               (Address, including zip code, and telephone number,
            including area code, of registrant's principal offices)

                                  RICHARD JONES
                             Chief Executive Officer
                            Tops Appliance City, Inc.
                               45 Brunswick Avenue
                            Edison, New Jersey 08818
                                 (732) 248-2850
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)



                                    Copy to:
                             W. RAYMOND FELTON, ESQ.
                Greenbaum, Rowe, Smith, Ravin, Davis & Himmel LLP
                           Metro Corporate Campus One
                              Post Office Box 5600
                          Woodbridge, New Jersey 07095
                                 (732) 549-5600


                  Approximate date of commencement of proposed
                sale to the public: As soon as practicable after
                 this Registration Statement becomes effective.


     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous  basis  pursuant to Rule 415 under the Securities Act
of 1933, check the following box.   xxx

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.


                         CALCULATION OF REGISTRATION FEE

                                                Proposed                    Proposed
                                                Maximum                     Maximum
                                Amount          Offering      Aggregate     Amount of
Title of each Class of          to be           Price per     Offering      Registration
Securities to be Registered     Registered      Share (1)     Price         Fee
-----------------------------   ------------   ----------     -----------  ---------------


6 1/2% Convertible Subordinated
  Debentures Due 2003........   $   97,500*     100%     $  97,500          $2,329.32
Common Stock, no par value
  per share (2)..............       55,715*       -            -             -
Common Stock, no par value
  per share (3)..............    2,067,148**    $2.125   $4,392,689.50      $1,295.84
Common Stock, no par value
 per share (4)...............      857,143*       -            -             -
Common Stock, no par value
 per share (5)...............    3,480,000*       -            -             -
Common Stock, no par value
 per share (6)...............      500,000**    $2.125   $1,062,500.00     $   313.44




     (1) Estimated solely for the purpose of calculating the registration fee.

     (2) Such number represents the number of shares of Common Stock as are initially issuable upon conversion of the 6 1/2% Convertible Subordinated Debentures due 2003 registered hereby.

     (3) Shares of Common Stock issued to Bay Harbour Management, L.C., or its managed accounts, as a result of a private placement of common stock, and not registered pursuant to the Securities Act of 1933.

     (4) Shares of Common Stock issued to Robert D. Carl, III upon the conversion by Mr. Carl of $1,500,000 principal amount of the registrant's 6 1/2% Convertible Subordinated Debentures due 2003.

     5) Shares of Common Stock issued to Bay Harbour Management, L.C., or its managed accounts, upon the conversion by Bay Harbour Management, L.C., or its managed accounts, of $6,090,000 principal amount of the registrant's 6 1/2% Convertible Subordinated Debentures due 2003.

     (6) Shares of Common Stock purchased by Bay Harbour Management, L.C., or its managed accounts, from common stockholders of the Company in private transactions, which shares of Common Stock are not registered pursuant to the Securities Act of 1933.



     * The registration fee with regard to such securities was paid on or about January 14, 1998.

     ** The applicable registration fee with regard to such securities, being $1,609.28 in total, was paid in part on or about November 12, 1998, and the balance, being $122.48, was paid on or about January 26, 1999.



     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

           The registrant estimates expenses in connection with the offering described in this Registration Statement will be as follows:

Item                                                    Amount

Securities and Exchange Commission Registration Fee  $ 3,816.12
Printing and Engraving Expenses                            0.00
Accountants' Fees and Expenses                        25,000.00
Legal Fees and Expenses                               50,000.00
Miscellaneous                                            170.68
     Total                                          $ 78,986.80
                                                    ===========


Item 15.   Indemnification of Directors and Officers.

           The description set forth under the caption "Indemnification of Directors and Officers" in the Company's Form S-1 Registration Statement No. 33-48326 is incorporated herein by reference.

Item 16.   Exhibits.

    Exhibit Number                    Description of Document



           4 Specimen of stock certificate for shares of Common Stock; Incorporated by reference from Form S-1 filed June 3, 1992, Registration No. 33-48326.

           4.2 Specimen of Certificate for Debentures - incorporated by reference from Exhibit 10.34 of Form 10-K for year ended December 30, 1997.

           5 Form of Opinion of Greenbaum, Rowe, Smith, Ravin, Davis & Himmel LLP - page II-10.

           10.34 Debenture Exchange Agreement dated August 20, 1997 between the Registrant and BEA Associates incorporated by reference from Exhibit 10.34 of Form 10-K/A for year ended December 30, 1997.

           10.36 Conversion Agreement dated May 8, 1998 between the Registrant and Robert D. Carl, incorporated by reference from, Exhibit 10.36 of Amendment No. 3 to For, S-3 filed on or about January 26, 1999.


           10.37           Conversion  Agreement dated  July  16,  1998  between
                           the   Registrant   and  Bay  Harbour Management, L.C.
                           incorporated by reference fro, Exhibit 10.37 of Amendment No. 3 to For, S-3 filed on or about
                           January 26, 1999.


           10.38 Share Purchase Agreement dated July 16, 1998 between the Registrant and Bay Harbour Management, L.C. incorporated by reference from Exhibit 10.38 of Amendment No. 3 to For, S-3 filed on or about January 26, 1999.


           23.1            Consent of Arthur Andersen LLP - Page II-7

           23.2            Consent of Ernst & Young LLP - Page II-8


           23.3 Consent of Greenbaum, Rowe, Smith, Ravin, Davis & Himmel LLP (included in Exhibit 5)


Item 17.   Undertakings.

           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

     (1) To file,  during any period in which  offers or sales are being made of
the  securities   registered   hereby,  a   post-effective   amendment  to  this
Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided however that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES




           Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Edison, State of New Jersey, on the 12th day of February, 1999.




                                                   TOPS APPLIANCE CITY, INC.




                                                By:/s/ Thomas L. Zambelli
                                                   -----------------------------
                                                   Thomas L. Zambelli
                                                   Chief Financial Officer and
                                                   Principal Accounting Officer



           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature                          Title                            Date
------------------------   ----------------------------------   ----------------




*Robert G. Gross           Director                           February 12 , 1999
------------------------
Robert G. Gross


/s/Thomas L. Zambelli      Executive Vice                     February 12, 1999
------------------------   President, Secretary,
Thomas L. Zambelli         Director, and Chief
                           Financial Officer
                           (Principal Financial Officer
                           and Principal Accounting
                           Officer)

*Anthony L. Formica        Director                           February 12, 1999
------------------------
Anthony L. Formica

*John H. Hollands          Director                           February 12, 1999
------------------------
John H. Hollands

*Richard Jones             President, CEO and                 February 12, 1999
----------------------     Director (Principal
Richard Jones              Executive Officer)

*Douglas P. Teitelbaum     Director                           February 12, 1999
------------------------
Douglas P. Teitelbaum

*Steven A. Van Dyke        Director                           February 12, 1999
----------------------
Steven A. Van Dyke



*Walter A. Jones           Director                           February  12, 1999
----------------------
Walter A. Jones


*By:/s/ Thomas L. Zambelli  Attorney-in-Fact                  February 12, 1998
---------------------------
Thomas L. Zambelli

                                  EXHIBIT INDEX

    Exhibit Number             Description of Document                          Page
    --------------             -----------------------                          ----




          5                Form of Opinion of Greenbaum,
                           Rowe, Smith, Ravin Davis & Himmel LLP                II-10

         23.1              Consent of Arthur Andersen LLP                       II-8

         23.2              Consent of Ernst & Young, LLP                        II-9

         23.3              Consent of Greenbaum, Rowe, Smith,
                           Ravin, Davis & Himmel LLP (included in               II-10
                           Exhibit 5

         24                Power-of-Attorney                                    II-7




                                  EXHIBIT 23.1

                         Consent of Independent Auditors



         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 18, 1998, included in Tops Appliance City, Inc.'s Form 10-K/A for the year ended December 30, 1997 and to all references to our Firm included in this registration statement.

                             /s/ Arthur Andersen LLP




Roseland, New Jersey
February 11, 1999

                                  EXHIBIT 23.2

                         Consent of Independent Auditors




         We consent to the reference to our firm under the caption "Experts" in Amendment No. 5 to the Registration Statement on Form S-3 and related Prospectus of Tops Appliance City, Inc. for the registration of $97,500 aggregate principal amount of the Company's 6-1/2% Convertible Subordinated Debentures and 6,960,006 shares of its Common Stock and to the incorporation by reference therein of our report dated April 15, 1997 with respect to the consolidated financial statements and schedule of Tops Appliance City, Inc. included in its Annual Report (Form 10-K/A) for the year ended December 30, 1997, filed with the Securities and Exchange Commission.

                             /s/ Ernst & Young, LLP




MetroPark, New Jersey
February 11, 1999

                                      II-1
                                    EXHIBIT 5

                Greenbaum, Rowe, Smith, Ravin, Davis & Himmel LLP
                           Metro Corporate Campus One
                                  P.O. Box 5600
                            Woodbridge, NJ 07095-0988




                                February 11, 1999


Tops Appliance City, Inc.
45 Brunswick Avenue
Edison, New Jersey  08818

                          Re: Tops Appliance City, Inc.

Gentlemen:


         We have acted as counsel to Tops Appliance City, Inc., a New Jersey corporation (the "Company"), in connection with the filing by the Company of a Registration Statement (the "Registration Statement")on Form S-3 (Registration No. 333-44229), covering the registration of $97,500 6 1/2% Convertible Subordinated Debentures due 2003 (the "Debentures") and 6,960,006 shares of common stock, no par value per share, (the "Common Stock")(the Debentures and the Common Stock are collectively the "Securities"). We have been asked to issue an opinion as to whether the Securities being registered will, when sold be, or are, legally issued, fully paid, non-assessable, and binding obligations of the Company. Capitalized terms contained herein and not defined herein shall have the meaning assigned to such term as contained in the Registration Statement.

         As counsel to the Company, we have examined the Certificate of Incorporation and By-Laws, as amended to date, and other corporate records of the Company and have made such other investigations as we have deemed necessary in connection with the opinion hereinafter set forth. We have relied, to the extent we deem such reliance proper, upon certain factual representations of officers and directors of the Company given in certificates, in answer to our written inquiries and otherwise, and, although we have not independently verified all of the facts contained therein, nothing has come to our attention that would cause us to believe that any of the statements contained therein are untrue or misleading.

         In making the aforesaid examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies furnished to us. We have assumed that the corporate records of the Company furnished to us constitute all of the existing corporate records of the Company and include all corporate proceedings taken by it.


         Based solely upon and subject to the foregoing, we are of the opinion that:

          (1) The Debentures being registered by the Company are legally issued, fully paid, non-assessable, and binding obligations of the Company.

          (2) The shares of Common Stock issuable upon conversion of the Debentures have been duly authorized and reserved for issuance upon conversion, and when issued upon conversion in accordance with the terms of the Debentures, will have been validly issued and will be fully paid and non-assessable, and the issuance of such shares by the Company is not subject to any preemptive or similar rights.

          (3) The Issued Stock has been validly issued and is fully paid and non-assessable, and the issuance of the Issued Stock by the Company is not subject to any preemptive or similar rights.

         We hereby consent to the filing of this opinion as an Exhibit to the aforesaid Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus.

                                Very truly yours,


              /s/ Greenbaum, Rowe, Smith, Ravin, Davis & Himmel LLP
                Greenbaum, Rowe, Smith, Ravin, Davis & Himmel LLP